UNITED STATES

                                       SECURITIES AND EXCHANGE COMMISSION

                                             Washington, D.C. 20549



                                                    FORM 8-K



                                                 CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of The Securities Exchange Act
                                                     of 1934


                Date of Report (Date of earliest event reported): July 18, 2001


                                                    MFB Corp.
                        (Exact name of registrant as specified in its charter)




                                                     INDIANA

                                 (State or other jurisdiction of incorporation)





                   0-23374
                                                                 35-1907258
(Commission File Number)                      (IRS Employer Identification No.)


                  121 South Church Street
                  Post Office Box 528
                  Mishawaka, Indiana                                      46544

                  (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code: (219) 255-3146


Item 5.  Other Events.



Pursuant to General Instruction F to Form 8-K, the press release issued July 18,
 2001 concerning the Third Quarter Earnings and Cash Dividend Announcement is incorporated herein by reference and is attached hereto as Exhibit 1.



Item 7.  Financial Statements and Exhibits.



         (c)      Exhibits

                  Exhibit  1 -- Press Release dated July 18, 2001.



                                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                           _______________________________________
                           Timothy C. Boenne, Vice President



Dated:  August 9, 2001





















July 18, 2001
Point Contact: Charles J.Viater
               President/CEO

                                    MFB Corp. ANNOUNCES QUARTERLY EARNINGS
                                            AND QUARTERLY DIVIDEND

 Mishawaka, Indiana - MFB Corp. (NASDAQ/MFBC),(the "Corporation"), parent company of MFB Financial (the "Bank"), today reported consolidated net income on an unaudited basis of $740,000 or $.54 diluted earnings per share for the three months ended June 30, 2001 compared to $844,000 or $.61 diluted earnings per share for the three months ended June 30, 2000. Net income for the nine months ended June 30, 2001 was $1.4 million or $1.02 diluted earnings per share compared to $2.3 million or $1.60 diluted earnings per share for the nine months ended June 30, 2000.

                  Net interest income after provision for loan losses for the most recent three and nine month periods totaled $2.7 million and $6.7 million compared to $2.9 million and $8.5 million for the same periods one year ago. During the nine months ended June 30, 2001 total interest income increased by $1.9 million compared to the same period one year ago, primarily as a result of increased volumes of commercial and consumer loans receivables, offset by lower yields generated on these loans related to interest rate decreases in the period. In the past nine months, commercial loan receivables increased $8.4 million and consumer loan receivables, which include home equity term loans and lines of credit, increased $1.2 million, while residential mortgage loan receivables decreased $15.2 million. Total interest expense increased $188,000 during the three months ended June 30, 2001, as compared to the same period a year ago, reflecting the growth in deposits and FHLB advances. For the nine months ended June 30, 2001, total interest expense increased $1.8 million. The bank's provision for loan loss reserves was increased from $345,000 for the period ended June 30, 2000 to $2.4 million for the period ended June 30, 2001. The current year's provision includes a one-time addition of $1.8 million ($1.1 million after tax) that was established in December 2000 as a result of a Chapter 11 bankruptcy filing by a commercial borrower.

           Noninterest income increased from $569,000 and $1.2 million for the three and nine months ended June 30, 2000 to $743,000 and $2.0 million for the most recent three and nine month periods. These increases are primarily due to fees generated from the increasing number of core deposit account relationships, income generated from the Bank's trust department, and net realized gains from loan sales. Noninterest expenses increased from $2.2 million during the three months ended June 30, 2000 to $2.3 million during the three months ended June 30, 2001 and from $6.1 million to $6.5 million for the comparable nine month periods. The noninterest expense increases are primarily attributable to staffing increases and expenses incurred in the offering of additional services to the Bank's customers.

         The Corporation has increased total assets from $396.0 million as of September 30, 2000 to $418.5 million as of June 30, 2001, an increase of $22.5 million (or 5.7%). Total cash and cash equivalents increased $14.6 million from $14.5 million to $34.0 million, total securities available for sale increased $10.2 million from $41.6 million to $51.8 million, and time deposits in other financial institutions increased $2.5 million during the nine month period ended June 30, 2001. Offsetting these increases was the $11.0 million decrease in total net loans outstanding during this same nine month period.






         Total liabilities increased from $363.5 million at September 30, 2000 to $384.8 million at June 30, 2001 primarily as the result of the $12.9 million increase in total deposits from $239.4 million to $252.3 million and the $7.5 million increase in Federal Home Loan Bank advances during the same period. Accrued expenses and other liabilities increased $3.4 million from September 30, 2000 to June 30, 2001 due to the recognition of commitments to purchase securities totaling $3.0 million at June 30, 2001. Securities sold under repurchase agreements decreased $1.3 million during the same nine month period.

         Total shareholders' equity increased from $32.5 million as of September 30, 2000 to $33.8 million as of June 30, 2001 mainly from net income of $1.4 million and a $641,000 adjustment to reflect the increase in the market value of securities available for sale, net of tax. These increases were offset by the repurchase of 30,760 shares of outstanding common stock during this period at a cost of $564,000 and cash dividend payments of $400,000. Book value per common share was $25.21 at June 30, 2001 compared to $23.93 at September 30, 2000.

               While achieving substantial growth, the Corporation maintains asset quality that compares favorably to its industry peer group. The ratio of nonperforming assets to total assets at June 30, 2001 was .67%.

                In addition, MFB Corp. announced today that the Corporation has declared a cash dividend of $ .10 per share of Common Stock for the quarter ended June 30, 2001. The dividend is payable on August 14, 2001 to holders of record on July 31, 2001. This dividend will be the 21st consecutive quarter of dividends paid to shareholders.

                The Bank is a wholly owned subsidiary of MFB Corp. providing retail and small business financial services to the Michiana area through its seven banking centers located in St. Joseph and Elkhart counties.

                                          MFB CORP. AND SUBSIDIARY
                                 Consolidated Balance Sheets (Unaudited)
                                   June 30, 2001 and September 30, 2000
                                           (in thousands)

                   June 30,            September 30,
                     2001                2000

ASSETS
Cash and due from financial institutions
              $    13,386          $    9,693
Interest-bearing deposits in other financial institutions - short term
                   20,671               4,851
      Total cash and cash equivalents
                   34,057              14,544
Interest-bearing time deposits in other financial institutions
                    2,516                   -
Securities available-for-sale
                   51,814              41,623
Federal Home Loan Bank (FHLB) stock, at cost
                    6,308               6,308
Loans held for sale, net unrealized losses
    of $3,712 at 6/30/01 and $131,618 at 9/30/00
                    3,097               6,494
Loans receivable, net of allowance for loan losses
      of $3,805,000 at 6/30/01 and $1,672,000 at 9/30/00
                  307,862             315,506
Accrued interest receivable
                    1,830               1,894
Premises and equipment, net
                    5,219               4,688
Mortgage servicing rights, net
                      921                 611
Investment in limited partnership
                   2,885               2,948
Other assets
                    2,038               1,387
Total Assets
              $   418,547              $396,003


LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
      Deposits
            Noninterest-bearing demand deposits
              $    13,230         $    11,802
             Savings, NOW and MMDA deposits
                   74,980              56,569
             Other time deposits
                  164,042             171,023
                      Total deposits
                     252,252             239,394
      Securities sold under agreements to repurchase
                    7,860               9,143
      Federal Home Loan Bank advances
                  119,685             112,152
      Advances from borrowers for taxes and insurance
                      866               2,116
      Accrued expenses and other liabilities
                    4,117                 684
          Total Liabilities
                  384,780             363,489

Shareholders' Equity
      Common Stock, 5,000,000 shares authorized;
       shares issued: 1,689,417 - 6/30/01 and 9/30/00
       shares outstanding: 1,339,289 - 6/30/01, 1,358,449 - 9/30/00
                   13,037              13,136
       Retained earnings - substantially restricted
                   28,727              27,711
      Accumulated other comprehensive income (loss), net of tax
                     (275)               (916)
      Treasury Stock, 350,128 common shares - 6/30/01
        330,968 common shares - 9/30/00
                   (7,722)             (7,417)

     Total shareholders' equity
                   33,767                32,514


       Total Liabilities and Shareholders' Equities
                 $418,547            $396,003

                                                  MFB CORP. AND SUBSIDIARY
                                 Consolidated Statement of Income (Unaudited)
                     Three Months and Nine Months Ended June 30, 2001 and 2000
                                                (in thousands)



                                                    Three Months Ended June 30,                         Nine Months Ended June30,
                                                                      2001                2000             2001                2000
                            Total interest income                      $7,398            $7,405          $22,761           $20,818

      Total interest expense                                            4,467             4,279           13,726            11,935


      Net interest income                                               2,931             3,126            9,035             8,883

      Provision for loan losses                                           261               190            2,368               345


      Net interest income after provision for loan losses               2,670             2,936            6,667             8,538

      Total non-interest income                                           743               569            2,006             1,222

      Total non-interest expense                                        2,268             2,160            6,547             6,149


      Income before income taxes                                        1,145             1,345            2,126             3,611

      Income tax expense                                                  405               501              712             1,354


       Net Income                                                        $740              $844           $1,414            $2,257




      Basic Earnings per common share                                 $   .55           $   .62          $  1.05           $  1.63


       Diluted Earnings per common share                               $   .54          $   .61       $   1.02             $  1.60
